Exhibit 21

BLACK HILLS CORPORATION

SUBSIDIARIES

December 31, 2005

Black Hills Artesia, LLC, a Delaware limited liability company

Black Hills Cabresto Pipeline, LLC, a Delaware limited liability company

Black Hills Colorado, LLC, a Delaware limited liability company

Black Hills Energy Pipeline, LLC, a Delaware limited liability company

Black Hills Energy Resources, Inc., a South Dakota corporation

Black Hills Energy Terminal, LLC, a South Dakota limited liability company

Black Hills Energy, Inc., a South Dakota corporation

Black Hills Exploration and Production, Inc., a Wyoming corporation

Black Hills Fountain Valley, LLC, a Delaware limited liability company

Black Hills Fountain Valley II, LLC, a Colorado limited liability company

Black Hills Gas Holdings Corp., a Colorado corporation

Black Hills Gas Resources, Inc., a Colorado corporation

Black Hills Generation, Inc., a Delaware corporation

Black Hills Idaho Operations, LLC, a Delaware limited liability company

Black Hills Independent Power Fund, Inc., a Texas corporation

Black Hills Ivanpah GP, LLC, a Delaware limited liability company

Black Hills Ivanpah, LLC, a Delaware limited liability company

Black Hills Kilgore Energy Pipeline, LLC, a Delaware limited liability company

Black Hills Kilgore Pipeline Company, L.P., a Texas limited partnership

Black Hills Kilgore Pipeline, Inc., a Delaware corporation

Black Hills Midstream, LLC, a South Dakota limited liability company

Black Hills Millennium Pipeline, Inc., a South Dakota corporation

Black Hills Millennium Terminal, Inc., a South Dakota corporation

Black Hills Nevada Operations, LLC, a Delaware limited liability company

Black Hills Nevada Real Estate Holdings, LLC, a Delaware limited liability company

Black Hills Nevada, LLC, a Delaware limited liability company

Black Hills Ocotillo, LLC, a Delaware limited liability company

Black Hills Ontario, LLC, a Delaware limited liability company

Black Hills Operating Company, LLC, a Delaware limited liability company

Black Hills Pepperell Power Associates, LLC, a Delaware limited liability company

Black Hills Plateau Production, LLC, a Delaware limited liability company

Black Hills Power, Inc., a South Dakota corporation

Black Hills Service Company, LLC, a South Dakota limited liability company

Black Hills Southwest, LLC, a Delaware limited liability company

Black Hills Valmont Colorado, Inc., a Delaware corporation

Black Hills Waterville Station, LLC, a South Dakota limited liability company

Black Hills Wyoming, Inc., a Wyoming corporation

Buick Power, LLC, a Delaware limited liability company

Cheyenne Light, Fuel and Power Company, a Wyoming corporation

Daksoft, Inc., a South Dakota corporation

Desert Arc I, L.L.C., a Delaware limited liability company

Desert Arc II, L.L.C., a Delaware limited liability company

E-Next A Equipment Leasing Company, LLC, a Delaware limited liability company

EIF Investors, Inc., a Delaware corporation

Enserco Energy Inc., a South Dakota corporation

Fountain Valley Power, L.L.C., a Delaware limited liability company

Harbor Cogeneration Company, LLC, a Delaware limited liability company

Las Vegas Cogeneration Energy Financing Company, L.L.C., a Delaware limited liability company

Las Vegas Cogeneration II, L.L.C., a Delaware limited liability company

Las Vegas Cogeneration Limited Partnership, a Nevada limited partnership

Millennium Pipeline Company, L.P., a Texas limited partnership

Millennium Terminal Company, L.P., a Texas limited partnership

Sunco, Ltd., a Limited Liability Company, a Nevada limited liability company

Varifuel, LLC, a South Dakota limited liability company

West Cascade Energy, LLC, a Delaware limited liability company

Wyodak Resources Development Corp., a Delaware corporation